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                                                                    EXHIBIT 4.16

                         ERICO INTERNATIONAL CORPORATION

                                  $121,500,000
                   8 7/8% SENIOR SUBORDINATED NOTES DUE 2012

                               PURCHASE AGREEMENT

                                                               February 12, 2004

DEUTSCHE BANK SECURITIES INC.
J.P. Morgan Securities Inc.
ABN AMRO INCORPORATED
NATCITY INVESTMENTS, INC.
MCDONALD INVESTMENTS INC.

c/o Deutsche Bank Securities Inc.
    60 Wall Street
    New York, New York  10005

Ladies and Gentlemen:

                  ERICO International Corporation, an Ohio corporation (the "Company"), and the Company's subsidiary listed on the signature pages hereto (the "Subsidiary Guarantor" and, together with the Company, the "Issuers") hereby confirm their agreement with you (the "Initial Purchasers"), as set forth below.

                  1. The Securities. Subject to the terms and conditions herein contained, the Company proposes to issue and sell to the Initial Purchasers $121,500,000 aggregate principal amount of its 8 7/8% Senior Subordinated Notes due 2012, Series A (the "Notes"). The Notes will be guaranteed (the "Guarantee") on a senior subordinated basis by the Guarantor. The Notes and the Guarantee are collectively referred to herein as the "Securities." The Securities are to be issued under an indenture (the "Indenture") to be dated as of February 20, 2004 by and among the Company, the Guarantor and Wells Fargo Bank, N.A., as Trustee (the "Trustee").

                  The Notes will be offered and sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the "Act"), in reliance on exemptions therefrom; provided that the representations and warranties of the Initial Purchasers contained in Section 8 hereof are true, accurate and complete and the offer and sale of the Securities is conducted in the manner set forth in the Final Memorandum.

                  In connection with the sale of the Securities, the Issuers have prepared a preliminary offering memorandum dated February 2, 2004 (the "Preliminary Memorandum") and a final offering memorandum dated February 12, 2004 (the "Final Memorandum"; the Preliminary Memorandum and the Final Memorandum each herein being referred to as a "Memorandum")

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setting forth or including, among other things, a description of the terms of the Securities, the terms of the offering of the Securities, and a description of the Company and the Guarantor.

                  In connection with the offering of the Securities, the Company, the Guarantor and certain other Subsidiaries (as defined below), LaSalle Bank N.A., as agent and the lenders thereunder will enter into an amendment to the Company's existing revolving credit agreement (the "Credit Agreement"). Concurrently with the offering of the Securities, the Company will sell (the "CVC Sale") $19,400,000 aggregate principal amount of its 8% Senior Subordinated Notes due 2012, Series A (the "CVC Notes"), issued under the Indenture, to CVC Capital Funding, LLC.

                  The Initial Purchasers and their direct and indirect transferees of the Securities will be entitled to the benefits of the Registration Rights Agreement to be dated as of the Closing Date (as defined in Section 3 below) (the "Registration Rights Agreement"), pursuant to which the Issuers will agree, among other things, to file with the Securities and Exchange Commission (the "Commission"), under the circumstances set forth therein, (i) a registration statement under the Act (the "Exchange Offer Registration Statement") relating to the notes (the "Exchange Notes," which term includes the related guarantee of the Subsidiary Guarantor) to be offered in exchange (the "Exchange Offer") for the Notes and (ii) as and to the extent required by the Registration Rights Agreement, to file with the Commission a shelf registration statement pursuant to Rule 415 under the Act (the "Shelf Registration Statement" and, together with the Exchange Offer Registration Statement, the "Registration Statements") relating to the resale by certain holders of the Notes, and to use their best efforts to cause such Registration Statements to be declared effective in accordance with the provisions of the Registration Rights Agreement. This Purchase Agreement (this "Agreement"), the Notes, the Guarantee, the Exchange Notes and related guarantee, the Private Exchange Notes (as defined in the Registration Rights Agreement) and related guarantee, the Indenture and the Registration Rights Agreement are hereinafter referred to collectively as the "Operative Documents."

                  2. Representations and Warranties. The Company represents and warrants to and agrees with each of the Initial Purchasers as follows:

                  (a) Neither the Preliminary Memorandum as of the date thereof nor the Final Memorandum nor any amendment or supplement thereto as of the date thereof and at the Closing Date (as defined in Section 3 below) (it being understood that references to the Final Memorandum herein, to the extent deemed made after the date of the Final Memorandum, are to the Final Memorandum, as supplemented as of the date of such reference, only) contained or will contain any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 2(a) do not apply to statements or omissions made in reliance upon and in conformity with information relating to either of the Initial Purchasers furnished to the Company in writing by the Initial Purchasers expressly for use in the Preliminary Memorandum, the Final Memorandum or any amendment or supplement thereto.

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                  (b)      All of the subsidiaries of the Company are listed in
         Schedule 2 attached hereto (each, a "Subsidiary" and collectively, the "Subsidiaries"); all of the outstanding shares of capital stock of the Company and the Subsidiaries have been, and as of the Closing Date will be, duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights; except as set forth in the Final Memorandum, there are no (i) options, warrants or other rights to purchase, (ii) agreements or other obligations to issue or (iii) other rights to convert any obligation into, or exchange any securities for, shares of capital stock of or ownership interests in the Company or any of the Subsidiaries outstanding. Except for immaterial holdings of less than one percent of such other entities that had an aggregate market value as of February 11, 2004, of less than $75,000, and for the Subsidiaries or as disclosed in the Final Memorandum, the Company does not own, directly or indirectly, any shares of capital stock or any other equity or long-term debt securities or have any equity interest in any firm, partnership, joint venture or other entity.

                  (c) Each of the Company and the Subsidiaries is duly incorporated or otherwise organized, validly existing and in good standing under the laws of its respective jurisdiction of organization and has all requisite corporate or other organizational power and authority to own or lease its properties and conduct its business as now conducted and as described in the Final Memorandum; each of the Company and the Subsidiaries is duly qualified to do business as a foreign corporation or entity in good standing in all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to result in a material adverse effect on the business, condition (financial or otherwise), or results of operations of the Company and the Subsidiaries, taken as a whole, whether or not arising in the ordinary course of business (any such event, a "Material Adverse Effect").

                  (d) The Company has all requisite corporate power and authority to execute, deliver and perform each of its obligations under the Operative Documents to which it is a party and to consummate the transactions contemplated hereby and thereby, including, without limitation, the power and authority to issue, sell and deliver the Securities as contemplated by this Agreement. The Notes, when issued, will be in the form contemplated by the Indenture. The Notes, the Exchange Notes and the Private Exchange Notes have each been duly authorized by the Company and, when executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and, in the case of the Notes, when delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will constitute valid and binding obligations of the Company, entitled to the benefits of the Indenture, and enforceable against the Company in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, conveyance, voidable preference, moratorium or other similar laws, regulations or judicial opinions of general applicability now or hereafter in effect relating to or affecting creditors' rights and remedies generally, and (ii) general principles of equity (whether such principals are consid-

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         ered in a proceeding at law or equity) and the discretion of the court before which any proceeding therefor may be brought.

                  (e) The Guarantor has all requisite corporate power and authority to execute, deliver and perform each of its obligations under the Operative Documents to which it is a party and to consummate the transactions contemplated hereby and thereby, including, without limitation, the power and authority to issue, sell and deliver the Guarantee as contemplated by this Agreement. The Guarantee, when issued, will be in the form contemplated by the Indenture. The Guarantee and the guarantees of the Exchange Notes and the Private Exchange Notes have each been duly authorized by the Guarantor and, when executed by the Guarantor and authenticated by the Trustee in accordance with the provisions of the Indenture and, in the case of the Guarantee, when delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will constitute valid and binding obligations of the Guarantor, entitled to the benefits of the Indenture, and enforceable against the Guarantor in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, conveyance, voidable preference, moratorium or other similar laws, regulations or judicial opinions of general applicability now or hereafter in effect relating to or affecting creditors' rights and remedies generally, and (ii) general principles of equity (whether such principals are considered in a proceeding at law or equity) and the discretion of the court before which any proceeding therefor may be brought.

                  (f) The Issuers have all requisite corporate power and authority to execute, deliver and perform their obligations under the Indenture. The Indenture meets the requirements for qualification under the Trust Indenture Act of 1939, as amended (the "TIA"). The Indenture has been duly authorized by the Issuers and, when executed and delivered by the Issuers (assuming the due authorization, execution and delivery by the Trustee), will constitute a valid and binding agreement of the Issuers, enforceable against the Issuers in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, conveyance, voidable preference, moratorium or other similar laws, regulations or judicial opinions of general applicability now or hereafter in effect relating to or affecting creditors' rights and remedies generally, and (ii) general principles of equity (whether such principals are considered in a proceeding at law or equity) and the discretion of the court before which any proceeding therefor may be brought.

                  (g) The Issuers have all requisite corporate power and authority to execute, deliver and perform their obligations under the Registration Rights Agreement. The Registration Rights Agreement has been duly authorized by the Issuers and, when executed and delivered by the Issuers (assuming the due authorization, execution and delivery by the Initial Purchasers), will constitute a valid and binding agreement of the Issuers, enforceable against the Issuers in accordance with its terms, except that (A) the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, conveyance, voidable preference, moratorium or other similar laws, regulations or judicial opinions of general applicability now or hereafter in effect relating to or af-

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         fecting creditors' rights and remedies generally, and (ii) general principles of equity (whether such principals are considered in a proceeding at law or equity) and the discretion of the court before which any proceeding therefor may be brought and (B) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.

                  (h) The Issuers have all requisite corporate power and authority to execute, deliver and perform their obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement and the consummation by the Issuers of the transactions contemplated hereby have been duly authorized by the Issuers. This Agreement has been duly executed and delivered by the Issuers.

                  (i) The Credit Agreement, substantially in the form most recently delivered to the Initial Purchasers prior to the date of this Agreement, has been duly authorized by the Company, the Guarantor and the other Subsidiaries party thereto and, when duly executed and delivered by the Company, the Guarantor and the other Subsidiaries party thereto, will be the valid and binding obligation of the Company, the Guarantors and other Subsidiaries party thereto, enforceable against each of them in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

                  (j) No consent, approval, authorization or order of any court or governmental agency or body, or third party is required for
         (i) the issuance and sale by the Company of the Notes to the Initial Purchasers or the consummation by the Company of the other transactions contemplated hereby or by any of the other Operative Documents or (ii) the issuance by the Guarantor of the Guarantee or the consummation by the Guarantor of the other transactions contemplated hereby or by any of the Operative Documents, except with respect to both (i) and (ii)
         (a) such as may be required under state securities or "Blue Sky" laws in connection with the purchase and resale of the Notes and Guarantee by the Initial Purchasers in the manner contemplated herein and in the Final Memorandum and in the Registration Rights Agreement, (b) with respect to the registration of the Notes or Exchange Notes under the Act pursuant to the Registration Rights Agreement (including any order by the Commission declaring any Registration Statement under the Registration Rights Agreement effective), (c) the qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the "TIA") and (d) for the failure to receive any consent, approval, authorization or order, which failure could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. None of the Company or the Guarantor is (i) in violation of its certificate of incorporation or bylaws (or similar organizational document), (ii) in breach or violation of any statute, judgment, decree, order, rule or regulation applicable to any of them or any of their respective properties or assets, except for any such breach or violation that would not, individually or in the aggregate, have a Material Adverse Effect, or (iii) in breach of or default under (nor has any event occurred that, with notice or passage of time or both, would constitute a de-

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         fault under) or in violation of any of the terms or provisions of any indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate, contract or other agreement or instrument to which any of them is a party or to which any of them or their respective properties or assets is subject (collectively, "Contracts"), except for any such breach, default, violation or event that would not, individually or in the aggregate, have a Material Adverse Effect.

                  (k) The execution, delivery and performance by each of the Issuers of this Agreement and each of the other Operative Documents (to the extent such Issuer is a party thereto) and the consummation by each of the Issuers of the transactions contemplated hereby and thereby (including, without limitation, the issuance and sale of the Securities to the Initial Purchasers and the issuance of the Exchange Notes or Private Exchange Notes in the Exchange Offer or the Private Exchange, as the case may be) will not conflict with or constitute or result in a breach of or a default under (or an event that with notice or passage of time or both would constitute a default under) or violation of any of (i) the terms or provisions of any Contracts, except for any such conflict, breach, default, violation or event that could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (ii) the articles of incorporation or code of regulations (or similar organizational document) of the Company or any of the Subsidiaries or (iii) (assuming compliance with all applicable state securities or "Blue Sky" laws and assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 8 hereof) any statute, judgment, decree, order, rule or regulation applicable to the Company or any of the Subsidiaries or any of their respective properties or assets, except for any such conflict, breach or violation that could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

                  (l) The audited consolidated financial statements of ERICO Global Company included in the Final Memorandum present fairly in all material respects the financial position, results of operations and cash flows of ERICO Global Company at the dates and for the periods to which they relate and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, except as otherwise stated therein. The summary and selected financial and statistical data in the Final Memorandum present fairly in all material respects the information shown therein and have been prepared and compiled on a basis consistent with the audited financial statements included therein, except as otherwise stated therein. Ernst & Young LLP (the "Independent Accountants") is an independent public accounting firm within the meaning of the Act and the rules and regulations promulgated thereunder.

                  (m) Except as set forth in the Final Memorandum, there is not pending or, to the knowledge of the Company or the Guarantor, threatened any action, suit, proceeding, inquiry or investigation to which the Company or any of the Subsidiaries is a party, or to which the property or assets of the Company or any of the Subsidiaries are subject, before or brought by any court, arbitrator or governmental agency or body that, if determined adversely to the Company or any of the Subsidiaries, could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect or that seeks to re-

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         strain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Securities to be sold hereunder or the consummation of the transactions described in the Final Memorandum.

                  (n) Each of the Company and the Subsidiaries possesses all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, and all courts and other tribunals, presently required or necessary to own or lease, as the case may be, and to operate its respective properties and to carry on its respective businesses as now or proposed to be conducted as set forth in the Final Memorandum ("Permits"), except where the failure to possess such Permits could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect; each of the Company and the Subsidiaries has fulfilled and performed all of its obligations with respect to such Permits and no event has occurred that allows, or after notice or lapse of time would allow, revocation, termination or termination thereof or results in any other material impairment of the rights of the holder of any such Permit and none of the Company or the Subsidiaries has received any notice of any proceeding relating to revocation or modification of any such Permit, except as described in the Final Memorandum and except where such failure to perform, revocation or modification could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

                  (o) Since the date of the most recent historical financial statements appearing in the Final Memorandum, except as described therein or contemplated thereby (including the $25.0 million dividend described therein), (i) none of the Company or the Subsidiaries has incurred any liabilities or obligations, direct or contingent, or entered into or agreed to enter into any transactions or contracts (written or oral) not in the ordinary course of business, which liabilities, obligations, transactions or contracts would, individually or in the aggregate, be material to the business, condition (financial or otherwise), or results of operations of the Company and its Subsidiaries, taken as a whole, (ii) none of the Company or the Subsidiaries has purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock (other than with respect to any of such Subsidiaries, the purchase of, or dividend or distribution on, capital stock owned by the Company); (iii) there shall not have been any material change in the capital stock or long-term indebtedness of the Company or the Subsidiaries; and (iv) there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the financial position, stockholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth in the Offering Memorandum..

                  (p) Each of the Company and the Subsidiaries has filed all necessary federal, state and foreign income and franchise tax returns, except where the failure to so file such returns could not reasonably be expected to result in a Material Adverse Effect, and has paid all taxes shown as due thereon, other than taxes that the Company or any Subsidiary is contesting in good faith and for which the Company or such Subsidiary has provided adequate reserves, to the knowledge of the Company and the subsidiaries, no tax defi-

                                      -7-

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         ciency has been asserted against the Company or any of the Subsidiaries that could reasonably be expected to result in a Material Adverse
         Effect.

                  (q) The statistical and market-related data included in the Final Memorandum are based on or derived from sources that the Company and the Subsidiaries believe to be reliable and accurate or represent the Company's good faith estimates that are made on the basis of data derived from such sources.

                  (r) None of the Company, the Subsidiaries or any agent acting on their behalf has taken or will take any action that might cause this Agreement or the sale of the Securities to violate Regulation T, U or X of the Board of Governors of the Federal Reserve System, in each case as in effect, or as the same may hereafter be in effect, on the Closing Date.

                  (s) Each of the Company and the Subsidiaries has good and marketable title to all real property and rights in all personal property described in the Final Memorandum as being owned by it and good and marketable title to a leasehold estate in the real property described in the Final Memorandum as being leased by it free and clear of all liens, charges, encumbrances or restrictions, except (i) for liens, charges, encumbrances or restrictions under the Company's existing and amended senior credit facilities as described in the Final Memorandum, (ii) as would be permitted by the Indenture, (iii) as described in the Final Memorandum or (iv) to the extent the failure to have such title or rights or the existence of such liens, charges, encumbrances or restrictions could not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect. The Company and the Subsidiaries own or possess adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights and know-how necessary to conduct the businesses now or proposed to be operated by them as described in the Final Memorandum, and none of the Company or the Subsidiaries has received any notice of infringement of or conflict with (or knows of any such infringement of or conflict with) asserted rights of others with respect to any patents, trademarks, service marks, trade names, copyrights or know-how that, if such assertion of infringement or conflict were sustained, could reasonably be expected to result in a Material Adverse Effect.

                  (t) There are no legal or governmental proceedings involving or affecting the Company or any Subsidiary or any of their respective properties or assets that would be required to be described in a prospectus pursuant to the Act that are not described in the Final Memorandum.

                  (u) Except as could not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect (A) each of the Company and the Subsidiaries is in compliance with and not subject to liability under applicable Environmental Laws (as defined below), (B) each of the Company and the Subsidiaries has made all filings and provided all notices required under any applicable Environmental Law, and has and is in compliance with all Permits required under any applicable Environmental Laws and each of them is in full force and effect, (C) except as described in the Final Memorandum, there is no unresolved civil, criminal or administrative action, suit, demand, claim, hear-

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         ing, notice of violation, investigation, proceeding, notice or demand letter or request for information pending or, to the knowledge of the Company or any of the Subsidiaries, threatened against the Company or any of the Subsidiaries under any Environmental Law, (D) no lien, charge, encumbrance or restriction (which would limit industrial or present uses) has been recorded under any Environmental Law with respect to any assets, facility or property owned, operated, leased or controlled by the Company or any of the Subsidiaries, (E) none of the Company or the Subsidiaries has received notice that it has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), or any comparable state law and (F) no property or facility of the Company or any of the Subsidiaries is (i) listed or proposed for listing on the National Priorities List under CERCLA or
         (ii) listed in the Comprehensive Environmental Response, Compensation, Liability Information System List promulgated pursuant to CERCLA, or on any comparable list maintained by any state or local governmental authority.

                  For purposes of this Agreement, "Environmental Laws" means the common law and all applicable federal, state and local laws or regulations, codes, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder, relating to pollution or protection of public or employee health and safety or the environment, including, without limitation, laws relating to (i) emissions, discharges, releases or threatened releases of hazardous materials into the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of hazardous materials, and
         (iii) underground and aboveground storage tanks and related piping, and emissions, discharges, releases or threatened releases therefrom.

                  (v) There is no strike, labor dispute, slowdown or work stoppage with the employees of the Company or any of the Subsidiaries that is pending or, to the knowledge of the Company or any of the Subsidiaries, threatened that could reasonably be expected to result in a Material Adverse Effect.

                  (w) Each of the Company and the Subsidiaries carries insurance in such amounts and covering such risks as it reasonably believes is adequate for the conduct of its business and the value of its properties.

                  (x) Except for the $6.3 million liability related to the termination of a pension plan as described in the Offering Memorandum, none of the Company or the Subsidiaries has any liability for any prohibited transaction or funding deficiency or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), to which the Company or any of the Subsidiaries makes or ever has made a contribution and in which any employee of the Company or of any Subsidiary is or has ever been a participant except as could not be reasonably expected to result in a Material Adverse Effect. With respect to such plans, the Company and each Subsidiary is in compliance in all material respects with all applicable provisions of ERISA.

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                  (y)      Each of the Company and the Subsidiaries (i) makes
         and keeps accurate books and records and (ii) maintains internal accounting controls that provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management's authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.

                  (z) None of the Company or the Subsidiaries will be an "investment company" or "promoter" or "principal underwriter" for an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

                  (aa) The Notes, the Guarantee, the Indenture, the Registration Rights Agreement and this Agreement will conform in all material respects to the descriptions thereof in the Final Memorandum.

                  (bb) No holder of securities of the Company or any Subsidiary will be entitled to have such securities registered under the registration statements required to be filed by the Company pursuant to the Registration Rights Agreement other than as expressly permitted thereby.

                  (cc) Immediately after the consummation of the transactions contemplated by this Agreement and the Indenture, the fair value and present fair saleable value of the assets of each of the Company and the Guarantor (each on a consolidated basis) will exceed the sum of its stated liabilities and identified contingent liabilities; none of the Company or the Guarantor (each on a consolidated basis) is, nor will any of the Company or the Guarantor (each on a consolidated basis) be, after giving effect to the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, (a) left with unreasonably small capital with which to carry on its business as it is proposed to be conducted, (b) unable to pay its debts (contingent or otherwise) as they mature or (c) otherwise insolvent.

                  (dd) None of the Company, the Subsidiaries or any of their respective Affiliates (as defined in Rule 501(b) of Regulation D under the Act) has directly, or through any agent (other than through the Initial Purchasers to which neither the Company nor any of the Subsidiaries makes any representation or warranty), (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of any "security" (as defined in the Act) that is or could be integrated with the sale of the Securities in a manner that would require the registration under the Act of the Securities or (ii) engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) in connection with the offering of the Securities or in any manner involving a public offering within the meaning of Section 4(2) of the Act. Assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 8 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Pur-chasers in the manner contemplated by this Agreement to register any of the Securities under the Act or to qualify the Indenture under the TIA.

                  (ee) No securities of the Company or any Subsidiary are of the same class (within the meaning of Rule 144A under the Act) as the Securities and listed on a national securities exchange registered under Section 6 of the Exchange Act, or quoted in a U.S. automated inter-dealer quotation system.

                  (ff) None of the Company or the Subsidiaries has taken, nor will any of them take, directly or indirectly (other than through the Initial Purchasers to which neither the Company nor any of the Subsidiaries makes any representation or warranty), any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Securities.

                  (gg) None of the Company, the Subsidiaries, any of their respective Affiliates or any person acting on its or their behalf (other than the Initial Purchasers to which neither the Company nor any Subsidiary makes any representation or warranty) has engaged in any directed selling efforts (as that term is defined in Regulation S under the Act ("Regulation S")) with respect to the Securities; the Company, the Subsidiaries and their respective Affiliates and any person acting on its or their behalf (other than the Initial Purchasers to which neither the Company nor any Subsidiary makes any representation or warranty) have complied with the offering restrictions requirement of Regulation S.

                  Any certificate signed by any officer of the Company or any Subsidiary and delivered to any Initial Purchaser or to counsel for the Initial Purchasers shall be deemed a joint and several representation and warranty by the Company and each of the Subsidiaries to each Initial Purchaser as to the matters covered thereby.

                  3. Purchase, Sale and Delivery of the Notes. On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company and the Guarantor agree to issue and sell to the Initial Purchasers, and the Initial Purchasers, acting severally and not jointly, agree to purchase the Notes (including the related Guarantee) in the respective amounts set forth on
Schedule 1 hereto from the Company at 97.0% of their principal amount. One or more certificates in definitive form for the Notes and the Guarantee that the Initial Purchasers have agreed to purchase hereunder, and in such denomination or denominations and registered in such name or names as the Initial Purchasers request upon notice to the Company at least 36 hours prior to the Closing Date, shall be delivered by or on behalf of the Company to the Initial Purchasers, against payment by or on behalf of the Initial Purchasers of the purchase price therefor by wire transfer (same day funds), to such account or accounts as the Company shall specify prior to the Closing Date, or by such means as the parties hereto shall agree prior to the Closing Date. Delivery of the Notes shall be made through the facilities of The Depository Trust Company, or its designated custodian, unless the Initial Purchasers shall otherwise instruct. Payment for the Notes shall be made at the offices of Cahill Gordon & Reindel LLP, 80 Pine Street, New York, New York at 10:00 A.M., New York time, on February 20, 2004, or at such other place, time or date as the Initial Purchasers, on the one hand, and the Company, on the other hand, may agree upon, such time and date of delivery against payment being herein referred to as the "Closing Date."

                  4. Offering by the Initial Purchasers. The Initial Purchasers propose to make an offering of the Notes at the price and upon the terms set forth in the Final Memorandum as soon as practicable after this Agreement is entered into and as in the judgment of the Initial Purchasers is advisable.

                  5. Covenants of the Company. The Company covenants and agrees with each of the Initial Purchasers as follows:

                  (a) The Company will not amend or supplement the Final Memorandum or any amendment or supplement thereto of which the Initial Purchasers shall not previously have been advised and furnished a copy for a reasonable period of time prior to the proposed amendment or supplement and as to which the Initial Purchasers shall not have given their consent, which consent shall not be unreasonably withheld. The Company will promptly, upon the reasonable request of the Initial Purchasers or counsel for the Initial Purchasers, make any amendments or supplements to the Preliminary Memorandum or the Final Memorandum that may be necessary or advisable in connection with the resale of the Securities by the Initial Purchasers.

                  (b) The Company and the Guarantor will cooperate with the Initial Purchasers in arranging for the qualification of the Securities for offering and sale under the securities or "Blue Sky" laws of such jurisdictions as the Initial Purchasers may designate and will continue such qualifications in effect for as long as may be necessary to complete the resale of the Notes by the Initial Purchasers; provided, however, that in connection therewith, neither the Company nor the Guarantor shall be required to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or subject itself to taxation in excess of $1,000 in any such jurisdiction where it is not then so subject.

                  (c) If, at any time prior to the completion of the distribution by the Initial Purchasers of the Notes, the Exchange Notes or the Private Exchange Notes, any event occurs or information becomes known as a result of which the Final Memorandum as then amended or supplemented would include any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any other reason it is necessary at any time to amend or supplement the Final Memorandum to comply with applicable law, the Company and the Guarantor will promptly notify the Initial Purchasers thereof and will prepare, at the expense of the Company, an amendment or supplement to the Final Memorandum that corrects such statement or omission or effects such compliance.

                  (d) The Company will, without charge, provide to the Initial Purchasers and to counsel for the Initial Purchasers as many copies of the Preliminary Memorandum and the Final Memorandum or any amendment or supplement thereto as the Initial Purchasers may reasonably request.

                  (e) The Company will apply the net proceeds from the sale of the Notes as set forth under "Use of Proceeds" in the Final Memorandum.

                  (f) For so long as any of the Securities remain outstanding, the Company will furnish to the Initial Purchasers copies of all reports and other communications (financial or otherwise) furnished by the Company to the Trustee or to the holders of the Securities and, as soon as available, copies of any reports or financial statements furnished to or filed by the Company with the Commission or any national securities exchange on which any class of securities of the Company may be listed, except to the extent such reports or financial statements are available on the Commission's website or, if the Company has advised the Initial Purchasers of the website where available, otherwise through the Internet free of charge.

                  (g) Prior to the Closing Date, the Company will furnish to the Initial Purchasers at their request, as soon as they have been completed, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Final Memorandum.

                  (h) None of the Issuers or any of their Affiliates will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any "security" (as defined in the Act) that could be integrated with the sale of the Securities in a manner which would require the registration under the Act of the Securities.

                  (i) The Issuers will not, and will not permit any of the Subsidiaries to, engage in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) in connection with the offering of the Securities or in any manner involving a public offering within the meaning of Section 4(2) of the Act.

                  (j) For so long as any of the Securities remain outstanding, the Company will make available at its expense, upon request, to any holder of such Securities and any prospective purchasers thereof the information specified in Rule 144A(d)(4) under the Act, unless the Company is then subject to Section 13 or 15(d) of the Exchange Act.

                  (k)      The Issuers will use their reasonable best efforts to
         (i) permit the Securities to be designated as PORTAL-eligible securities in accordance with the rules and regulations adopted by the NASD relating to trading in the NASD's Portal Market (the "Portal Market") and (ii) permit the Securities to be eligible for clearance and settlement through The Depository Trust Company.

                  (l) In connection with Securities offered and sold in an offshore transaction (as defined in Regulation S) the Company will not register any transfer of such Securities not made in accordance with the provisions of Regulation S and will not, except in accor-dance with the provisions of Regulation S, if applicable, issue any such Securities in the form of definitive securities.

                  (m) None of the Issuers or any of their Affiliates will engage in any directed selling efforts (as that term is defined in Regulation S) with respect to the Securities.

                  (n) For a period ending the earlier of completion of the Exchange Offer under the Registration Rights Agreement or two years (calculated in accordance with paragraphs (d) of Rule 144 under the Act) following the date any Securities are acquired from the Issuers or any of their Affiliates, none of the Issuers or any of their Affiliates will sell any such Securities that were issued on the Closing Date.

                  6. Expenses. The Company and the Guarantor agree to pay all costs and expenses incident to the performance of their obligations under this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated pursuant to Section 11 hereof, including all costs and expenses incident to (i) the printing, word processing or other production of documents with respect to the transactions contemplated hereby, including any costs of printing the Preliminary Memorandum and the Final Memorandum and any amendment or supplement thereto, and any "Blue Sky" memoranda, (ii) all arrangements relating to the delivery to the Initial Purchasers of copies of the foregoing documents, (iii) the fees and disbursements of the counsel, the accountants and any other experts or advisors retained by the Company or the Guarantor, (iv) preparation (including printing), issuance and delivery to the Initial Purchasers of the Securities, (v) the qualification of the Securities under state securities and "Blue Sky" laws, including filing fees and reasonable fees and disbursements of counsel for the Initial Purchasers relating thereto; provided, that such fees and expenses of counsel shall not exceed $5,000, (vi) expenses in connection with the "roadshow" and any other meetings with prospective investors in the Securities (provided that the expense of any private aircraft chartered with respect to such "roadshow" meetings shall be borne 50% by the Company and 50% by the Initial Purchasers), (vii) fees and expenses of the Trustee including fees and expenses of counsel for the Trustee, (viii) all expenses and listing fees incurred in connection with the application for quotation of the Securities on the Portal Market and (ix) any fees charged by investment rating agencies for the rating of the Securities. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 7 hereof is not satisfied, because this Agreement is terminated or because of any failure, refusal or inability on the part of the Company or the Guarantor to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder (other than solely by reason of a default by the Initial Purchasers of their obligations hereunder after all conditions hereunder have been satisfied in accordance herewith), the Company and the Guarantor agree to promptly reimburse the Initial Purchasers upon demand for all out-of-pocket expenses (including reasonable fees, disbursements and charges of Cahill Gordon & Reindel LLP, counsel for the Initial Purchasers) that shall have been incurred by the Initial Purchasers in connection with the proposed purchase and sale of the Securities. It is understood, however, that except as provided herein, the Initial Purchasers will pay for their own expenses, including the fees of their counsel, any transfer taxes on the resale of any Notes by them and any expenses connected with any offers they may make.

                  7. Conditions of the Initial Purchasers' Obligations. The obligation of the Initial Purchasers to purchase and pay for the Securities shall, in their sole discretion, be subject to the satisfaction or waiver of the following conditions on or prior to the Closing Date:

                  (a) On the Closing Date, the Initial Purchasers shall have received the opinions, dated as of the Closing Date and addressed to the Initial Purchasers, of (i) Jones Day, counsel for the Company and the Guarantor in substantially the form of Exhibit A attached hereto and (ii) the General Counsel or Associate General Counsel of the Company and the Guarantor, in form and substance satisfactory to counsel for the Initial Purchasers.

                  (b) On the Closing Date, the Initial Purchasers shall have received the opinion, in form and substance reasonably satisfactory to the Initial Purchasers, dated as of the Closing Date and addressed to the Initial Purchasers, of Cahill Gordon & Reindel LLP, counsel for the Initial Purchasers, with respect to certain legal matters relating to this Agreement and such other related matters as the Initial Purchasers may reasonably require. In rendering such opinion, Cahill Gordon & Reindel LLP shall have received and may rely upon such certificates and other documents and information as it may reasonably request to pass upon such matters.

                  (c) The Initial Purchasers shall have received from the Independent Accountants a comfort letter or letters dated the date hereof and the Closing Date, in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

                  (d) The representations and warranties of the Issuers contained in this Agreement shall be true and correct on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date; the statements of the Issuers' officers made pursuant to any certificate delivered in accordance with the provisions hereof shall be true and correct in all material respects on and as of the date made and on and as of the Closing Date; the Company and the Guarantor shall have performed in all material respects all covenants and agreements and satisfied all conditions in all material respects on their part to be performed or satisfied hereunder at or prior to the Closing Date; and, except as described in the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), subsequent to the date of the most recent financial statements in such Final Memorandum, there shall have been no event or development, and no information shall have become known with respect to the business condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole, that has or could reasonably be expected to result in a Material Adverse Effect.

                  (e) The sale of the Securities hereunder shall not be enjoined (temporarily or permanently) on the Closing Date.

                  (f) Subsequent to the date of the most recent historical financial statements in the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), none of the Company or any of the Subsidiaries shall have sustained any loss or interference with respect to its business or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute, slowdown or work stoppage or from any legal or governmental proceeding, order or decree, which loss or interference has or could reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect.

                  (g) The Initial Purchasers shall have received a certificate from each of the Issuers, dated the Closing Date, signed on behalf of the Company and the Guarantor by its Chairman of the Board, President, General Counsel or any Vice President and the Chief Financial Officer, to the effect that:

                           (i) The representations and warranties of the Issuers contained in this Agreement are true and correct in all material respects on and as of the date hereof and on and as of the Closing Date, and the Issuers have performed in all material respects all covenants and agreements and satisfied all conditions in all material respects on their part to be performed or satisfied hereunder at or prior to the Closing Date;

                           (ii) At the Closing Date, since the date hereof or since the date of the most recent historical financial statements in the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), no event or development has occurred, and no information has become known, that has or could reasonably be expected to result in a Material Adverse Effect; and

                           (iii) The sale of the Securities hereunder has not been enjoined (temporarily or permanently).

                  (h) On the Closing Date, the Initial Purchasers shall have received the Registration Rights Agreement executed by each of the Issuers and such agreement shall be in full force and effect.

                  (i) The Company shall have delivered to the Initial Purchasers a true, correct and complete copy of the Credit Agreement; the Company, the Guarantor, the other Subsidiaries party thereto and the other parties thereto shall have executed and delivered the Credit Agreement, and the Credit Agreement shall be in full force and effect, subject only to the Closing hereunder and the closing of the CVC Sale.

                  (j) The Company shall have delivered to the Initial Purchasers a true, correct and complete copy of the documents governing the CVC Sale; such documents shall be in full force and effect and the CVC sale shall have occurred but for the release of the CVC Notes in the systems of The Depository Trust Company, which shall occur concurrently with the Closing hereunder (for the avoidance of doubt, the concurrent issuance of the CVC Notes is a condition to the Initial Purchasers' obligations hereunder).

                  (k) The Securities shall be eligible for clearance and settlement through The Depository Trust Company.

                  (l) The Securities shall be designated Portal-eligible securities in accordance with the rules and regulations of the NASD.

                  On or before the Closing Date, the Initial Purchasers and counsel for the Initial Purchasers shall have received such further documents, opinions, certificates, letters and schedules or instruments relating to the business, corporate, legal and financial affairs of the Company and the Subsidiaries as they shall have heretofore reasonably requested from the Company.

                  All such documents, opinions, certificates, letters, schedules or instruments delivered pursuant to this Agreement will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the Initial Purchasers and counsel for the Initial Purchasers. The Issuers shall furnish to the Initial Purchasers conformed copies of such documents, opinions, certificates, letters, schedules and instruments in such reasonable quantities as the Initial Purchasers shall reasonably request.

                  8. Offering of Securities; Restrictions on Transfer. (a) Each of the Initial Purchasers represents and warrants and agrees with the Issuers (in each case, as to itself only) that (i) it has not and will not solicit offers for, or offer or sell, the Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act; and (ii) it has and will solicit offers for the Securities only from, and will offer the Securities only to, (A) in the case of offers inside the United States, persons whom the Initial Purchasers reasonably believe to be QIBs or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to the Initial Purchasers that each such account is a QIB, to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, and, in each case, in transactions under Rule 144A and (B) in the case of offers outside the United States, to persons other than U.S. persons ("non-U.S. purchasers," which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for non-U.S. beneficial owners (other than an estate or trust)); provided, however, that, in the case of this clause (B), in purchasing such Securities such non-U.S. purchasers are deemed to have represented and agreed as provided under the caption "Transfer Restrictions" contained in the Final Memorandum (or, if the Final Memorandum is not in existence, in the most recent Memorandum).

                  (b) Each of the Initial Purchasers represents and warrants and agrees (as to itself only) with respect to offers and sales outside the United States that (i) it has and will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Securities or has in its possession or distributes any Memorandum or any such other material, in all cases at its own expense; (ii) the Securities have not been and will not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Act or pursuant to an exemption from the registration requirements of the Act; and (iii) it has offered the Securities and will offer and sell the Securities (A) as part of its distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S and, accordingly, neither it nor any persons acting on its behalf have engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities, and any such persons have complied and will comply with the offering restrictions requirement of Regulation S.

                  (c) Each of the Initial Purchasers represents and warrants (as to itself only) that is a "qualified institutional buyer" within the meaning of Rule 144A.

                  Terms used in this Section 8 and not defined in this Agreement have the meanings given to them in Regulation S.

                  9. Indemnification and Contribution. (a) The Issuers, jointly and severally, agree to indemnify and hold harmless each Initial Purchaser and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which any Initial Purchaser or such controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as any such losses, claims, damages or liabilities (or actions in respect thereof) arise in connection with third party claims that arise out of or are based upon:

                  (i) any untrue statement or alleged untrue statement of any material fact contained in any Memorandum or any amendment or supplement thereto; or

                  (ii) the omission or alleged omission to state, in any Memorandum or any amendment or supplement thereto, a material fact necessary to make the statements therein in light of the circumstances under which they were made, not misleading, and will reimburse, as incurred, the Initial Purchasers and each such controlling person for any reasonable legal or other expenses incurred by the Initial Purchasers or such controlling person in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; provided, however, that the Issuers will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any Memorandum or any amendment or supplement thereto in reliance upon and in conformity with written information concerning the Initial Purchasers furnished to the Issuers by the Initial Purchasers through Deutsche Bank Securities Inc. specifically for use therein; and provided, further, that the Issuers will not be liable to any Initial Purchaser or any person controlling such Initial Purchaser with respect to any such untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Memorandum that is corrected in the Final Memorandum (or any amendment or supplement thereto) if the person asserting any such loss, claim, damage or liability purchased Notes from such Initial Purchaser but was not sent or given a copy of the Final Memorandum (as amended or supplemented), unless such failure to deliver the Final Memorandum (as amended or supplemented) was a result of noncompliance by the Issuers with Section 5 hereof. The indemnity provided for in this Section 9 will be in addition to any liability that the Issuers may otherwise have to the indemnified parties. The Issuers shall not be liable under this Section 9 for any settlement of any claim or action effected without their prior written consent, which shall not be unreasonably withheld.

                  (b) Each Initial Purchaser, severally and not jointly, agrees to indemnify and hold harmless the Issuers, their respective directors, their officers and each person, if any, who controls the Issuers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Issuers or any such director, officer or controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise in connection with third party claims that arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Memorandum or any amendment or supplement thereto, or (ii) the omission or the alleged omission to state in any Memorandum or any amendment or supplement thereto a material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Initial Purchaser furnished to the Issuers by such Initial Purchaser through Deutsche Bank Securities Inc. specifically for use therein; and subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any reasonable legal or other expenses incurred by such Issuer or any such director, officer or controlling person in connection with investigating or defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action in respect thereof. The indemnity provided for in this Section 9 will be in addition to any liability that the Initial Purchasers may otherwise have to the indemnified parties. The Initial Purchasers shall not be liable under this
Section 9 for any settlement of any claim or action effected without their consent, which shall not be unreasonably withheld.

                  (c) Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action for which such indemnified party is entitled to indemnification under this Section 9, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party of the commencement thereof in writing; but the omission to so notify the indemnifying party (i) will not relieve it from any liability under paragraph (a) or (b) above unless and to the extent such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraphs (a) and
(b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after receipt by the indemnifying party of notice of the institution of such action, then, in each such case, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Initial Purchasers in the case of paragraph (a) of this
Section 9 or the Issuers in the case of paragraph (b) of this Section 9, representing the indemnified parties under such paragraph (a) or paragraph (b), as the case may be, who are parties to such action or actions) or (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party. All fees and expenses reimbursed pursuant to this paragraph (c) shall be reimbursed as they are incurred. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld), unless such indemnified party waived in writing its rights under this Section 9, in which case the indemnified party may effect such a settlement without such consent. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party, or indemnity could have been sought hereunder by any indemnified party, unless such settlement (A) includes an unconditional written release of the indemnified party, in form and substance reasonably satisfactory to the indemnified party, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

                  (d) In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 9 is unavailable to, or insufficient to hold harmless, an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the offering of the Securities or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative benefits received by the Issuers on the one hand and any Initial Pur-chaser on the other shall be deemed to be in the same proportion as the total proceeds from the offering (before deducting expenses) received by the Issuers bear to the total discounts and commissions received by such Initial Purchaser. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers on the one hand, or such Initial Purchaser on the other, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omission, and any other equitable considerations appropriate in the circumstances. The Issuers and the Initial Purchasers agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this paragraph (d). Notwithstanding any other provision of this paragraph (d), no Initial Purchaser shall be obligated to make contributions hereunder that in the aggregate exceed the total discounts, commissions and other compensation received by such Initial Purchaser under this Agreement, less the aggregate amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of the untrue or alleged untrue statements or the omissions or alleged omissions to state a material fact, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act shall have the same rights to contribution as the Initial Purchasers, and each director of either of the Issuers, each officer of either of the Issuers and each person, if any, who controls either of the Issuers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as either the Issuers.

                  10. Survival Clause. The respective representations, warranties, agreements, covenants, indemnities and other statements of the Issuers, their officers and the Initial Purchasers set forth in this Agreement or made by or on behalf of them pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Issuers, any of their officers or directors, the Initial Purchasers or any controlling person referred to in Section 9 hereof and (ii) delivery of and payment for the Securities. The respective agreements, covenants, indemnities and other statements set forth in Sections 6, 9, 10 and 15 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

                  11. Termination. (a) This Agreement may be terminated in the reasonable discretion of the Initial Purchasers by notice to the Issuers given prior to the Closing Date in the event that the Issuers shall have failed, refused or been unable to perform all obligations and satisfy all conditions on their part to be performed or satisfied hereunder at or prior thereto or, if at or prior to the Closing Date:

                  (i) any of the Company or the Subsidiaries shall have sustained any loss or interference with respect to its businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute, slowdown or work stoppage or any legal or governmental proceeding, which loss or interference, in the reasonable judgment of the Initial Purchasers, has had or has a Material Adverse Effect, or there shall have been, in the reasonable judgment of the Initial Purchasers, any event or development that, individually or in the aggregate, has or could be reasonably likely to have a Material Adverse Effect (including without limitation a change in control of the Company or the Subsidiaries), except in each case as described in the Final Memorandum (exclusive of any amendment or supplement thereto);

                  (ii) a banking moratorium shall have been declared by New York or United States authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States;

                  (iii) there shall have been (A) an outbreak of hostilities or escalation of existing hostilities between the United States and any foreign power, or (B) an outbreak of insurrection or armed conflict or escalation of any other existing insurrection or armed conflict involving the United States or any other national or international calamity or emergency, or (C) any material change in the financial markets of the United States which, in the case of (A), (B) or (C) above and in the reasonable judgment of the Initial Purchasers, makes it impracticable or inadvisable to proceed with the offering or the delivery of the Notes as contemplated by the Final Memorandum; or

                  (iv) any securities of the Company shall have been downgraded by any nationally recognized statistical rating organization or any such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its ratings of any securities of the Company (other than an announcement with positive implications of a possible upgrading).

                  (b)      Termination of this Agreement pursuant to this
Section 11 shall be without liability of any party to any other party except as provided in Section 10 hereof.

                  12. Information Supplied by the Initial Purchasers. The statements set forth in the last paragraph on the front cover page and in the second, third and fourth sentences of the sixth paragraph under the heading "Private Placement" in the Final Memorandum (to the extent such statements relate to the Initial Purchasers) constitute the only information furnished by the Initial Purchasers to the Company for the purposes of Sections 2(a) and 9 hereof.

                  13. Notices. All communications hereunder shall be in writing and, if sent to the Initial Purchasers, shall be mailed or delivered to Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005,
Attention: Corporate Finance Department; if sent to the Company, shall be mailed or delivered to the Company at ERICO International Corporation, 30575 Bainbridge Road, Suite 300, Solon, Ohio 44139, Attention: General Counsel; with a copy to Jones Day, North Point, 901 Lakeside Avenue, Cleveland, Ohio, 44114-1190,
Attention: Patrick J. Leddy.

                  All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; and one business day after being timely delivered to a next-day air courier.

                  14. Successors. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, the Issuers and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnities of the Issuers contained in Section 9 of this Agreement shall also be for the benefit of any person or persons who control the Initial Purchasers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and (ii) the indemnities of the Initial Purchasers contained in
Section 9 of this Agreement shall also be for the benefit of the directors of the Issuers, their respective officers and any person or persons who control either of the Issuers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act. No purchaser of Securities from the Initial Purchasers will be deemed a successor because of such purchase.

                  15. APPLICABLE LAW. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY THEREIN, WITHOUT GIVING EFFECT TO ANY PROVISIONS THEREOF RELATING TO CONFLICTS OF LAW.

                  16. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and the Initial Purchasers.

                                     Very truly yours,

                                     ERICO INTERNATIONAL CORPORATION

                                     By:            /s/ Peter B. Korte
                                         --------------------------------------
                                         Name: Peter B. Korte
                                         Title: General Counsel and Secretary

                                     ERICO PRODUCTS, INC.

                                     By:            /s/ Peter B. Korte
                                         --------------------------------------
                                         Name: Peter B. Korte
                                         Title: General Counsel and Secretary

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

DEUTSCHE BANK SECURITIES INC.
    On behalf of the several Initial Purchasers listed on Schedule 1 hereto.

By: /s/ Steven Winograd
    ---------------------------------
    Name: Steven Winograd
    Title: Managing Director

By: /s/ Arthur Schoen
    ----------------------------------
    Name: Arthur Schoen
    Title: Managing Director

                                                                      SCHEDULE 1

                                                              Principal
                                                               Amount
Initial Purchaser                                           of Securities
-----------------                                           -------------
Deutsche Bank Securities Inc. .........................     $  70,275,600
J.P. Morgan Securities Inc.............................     $  46,850,400
ABN AMRO Incorporated..................................     $   2,053,350
NatCity Investments, Inc...............................     $   1,287,900
McDonald Investments Inc...............................     $   1,032,750
                                                            -------------
          Total........................................     $ 121,500,000

                                                                      SCHEDULE 2

                           SUBSIDIARIES OF THE COMPANY

NAME                                                                               JURISDICTION OF INCORPORATION
ERICO Global Company                                                               Delaware
   ERICO Holding Company                                                           Ohio
         ERICO International Corporation                                           Ohio
                  ERICO Products, Inc.                                             Ohio
                  ERICO Mexico, S.A.                                               Mexico
                  ERICO Canada Inc.                                                Canada
                  ERICO do Brasil Commercio E. Industrial Ltda.                    Brazil
                  ERICO Chile Commercial Industrial Ltda.                          Chile
                      ERICO del Pacifico Ltda.                                     Chile
                  ERICO Products Australia Pty. Limited                            Australia
                  ERICO Cadweld (Asia) Ltd.                                        Hong Kong
                  ERICO Lightning Technologies Pty. Ltd.                           Australia
                  ERICO Lightning Technology Kowloon Limited                       Hong Kong
                  ERICO Pacific Ltd.                                               Taiwan
                  ERICO Europe Holding B.V.                                        Netherlands
                      ERICO GmbH                                                   Germany
                      ERICO Italia S.r.l.                                          Italy
                      ERICO B.V.                                                   Netherlands
                      ERICO Europe B.V.                                            Netherlands
                      Productos ERICO S.A.                                         Spain
                      ERICO Eruopa Ltd. (G.B.)                                     United Kingdom
                      ERICO France SARL                                            France
                      ERICO SARL                                                   France
                      ERICO Benelux B.v.b.a.                                       Belgium
                      ERICO Products A.G.                                          Switzerland
                      ERIFIX B.V.* (Inactive)                                      Netherlands
                          Netherlandse Aardelektroden                              Netherlands
                  ERICO Poland SP. Z.O.O.                                          Poland
                  EUROSTRUT B.V.                                                   Netherlands
                  ERICO Lightning Protection (G.B.) Limited                        United Kingdom
                  Beta Earthing (Pty) Limited                                      South Africa
                       ERICO Technologies Africa (Pty) Limited                     South Africa
                       CADWELD (Pty) Ltd.                                          South Africa